Exhibit 10.4

EXECUTION VERSION

SATISFACTION AND DISCHARGE AGREEMENT (this “Discharge”), dated as of August 6, 2013, by and among GWR Operating Partnership, L.L.L.P., a Delaware limited liability limited partnership (the “Company”), and Great Wolf Finance Corp., a Delaware corporation and wholly-owned subsidiary of the Company (together with the Company, the “Issuers”), and U.S. Bank National Association, in its capacity as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”).

RECITALS

A. The Issuers, the Trustee and the Collateral Agent have entered into that certain Indenture, dated as of April 7, 2010 (as supplemented by the First Supplemental Indenture, dated as of May 28, 2010, and the Second Supplemental Indenture, dated as of April 30, 2012), by and among the Issuers, the guarantors party thereto, the Trustee and the Collateral Agent (the “Indenture”), relating to the issuance by the Issuers of the 10.875% First Mortgage Notes due 2017 (the “Notes”), of which $230,000,000 principal amount of Notes are outstanding on the date hereof.

B. Section 12.01 of the Indenture provides that, upon the occurrence of certain events, the Indenture shall be discharged and shall cease to be of further effect as to all outstanding Notes and their obligations under the Indenture with respect to the Holders of the Notes.

C. On the date hereof, the Company delivered to the Trustee, and the Trustee delivered to each Holder a Notice of Full Redemption for all of the Notes, with a redemption date of September 5, 2013 (the “Redemption Date”), at the redemption price payable to Holders of record on the Redemption Date of 100% of the principal amount of such Holder’s Notes, plus a make-whole premium based on a 50 basis point spread over a reference United States Treasury security which will be determined in accordance with the Indenture on the date that is two business days preceding the Redemption Date, plus accrued and unpaid interest for the period from and including April 1, 2013 to but excluding the Redemption Date (the “Redemption Price”).

D. In accordance with Section 12.01(1)(b) of the Indenture, on the date hereof, the Issuers have irrevocably deposited with the Trustee as trust funds solely for the benefit of the Holders, cash in U.S. dollars in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium, if any, and interest on the Notes to the date of redemption.

E. Pursuant to Section 12.01(3) of the Indenture, the Issuers have paid all sums payable under the Indenture.

F. Pursuant to Section 12.01(4) of the Indenture, the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes on the Redemption Date.

G. The Issuers have requested the Trustee and Collateral Agent to execute this instrument acknowledging (i) the discharge of the Issuers’ obligations under the Notes and the Indenture and (ii) the release of all Collateral from the Liens and security interests created by the Collateral Documents and/or the Indenture.

H. In connection with such request, the Issuers have delivered to the Trustee the Officers’ Certificate and Opinion of Counsel required pursuant to Section 12.01 of the Indenture.

NOW, THEREFORE, for and in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. The Trustee hereby acknowledges receipt from the Company of cash in U.S. dollars sufficient, without consideration of any reinvestment of interest, to pay the Redemption Price.

Section 2. The Trustee hereby acknowledges receipt from the Issuers of the Receipt and Irrevocable Letter of Instruction dated as of the date hereof.

Section 3. The Trustee hereby acknowledges that the obligations of the Issuers under the Notes and the Indenture are hereby discharged and that the Indenture ceases to be of further effect as to all Notes and Note Guarantees issued thereunder, except as otherwise provided in Section 12.01 of the Indenture, and except to the extent that the Issuers must supply the Trustee with the final Redemption Price two Business Days prior to the Redemption Date.

Section 4. The Trustee and Collateral Agent hereby acknowledge that pursuant to Section 10.03(d)(5)(ii) of the Indenture, all Collateral is hereby fully and unconditionally released from the Liens and security interests created by the Collateral Documents and/or the Indenture without any further action on behalf of the Holders, the Company, any Guarantor, the Trustee or Collateral Agent. The Trustee and/or Collateral Agent shall execute, deliver or acknowledge any reasonably necessary or proper instruments of termination, satisfaction or release prepared by the Company to effect the foregoing in a form reasonably satisfactory to the Trustee and the Collateral Agent, including, without limitation, the Global Lien Release in substantially the form attached hereto as Exhibit A.

Section 5. On the Redemption Date, provided that the Holders have satisfied all conditions under the Indenture to receive payment of the Redemption Price, the Trustee shall cancel the global notes representing the $230,000,000 outstanding aggregate principal amount of the Notes.

Section 6. This Discharge shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 7. The parties hereto may sign one or more copies of this Discharge in counterparts, all of which together shall constitute one and the same agreement.

Section 8. Terms used herein and not otherwise defined shall have the same meaning as ascribed to them in the Indenture.

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IN WITNESS WHEREOF, each of the parties has caused this Discharge to be duly executed, as of the date first written above.

GWR OPERATING PARTNERSHIP, L.L.L.P.
GREAT WOLF FINANCE CORP.

By:	/s/ William Robinson
Name: William Robinson
Title: Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ R. Jason Fry
Name: R. Jason Fry
Title: Vice President

[Satisfaction and Discharge Agreement]

Exhibit A

Form of Global Lien Release

U.S. Bank National Association

40 Pearl Street NW, Suite 838

Grand Rapids, Michigan 49503

August 6, 2013

GWR Operating Partnership, L.L.L.P.

Great Wolf Finance Corp.

525 Junction Road, Suite 6000 South

Madison, Wisconsin 53717

Each of the Guarantors identified on the

signature pages hereof

Re:	Global Lien Release

Ladies and Gentlemen:

References are made to (a) that certain Indenture, dated as of April 7, 2010 (as supplemented by the First Supplemental Indenture, dated as of May 28, 2010, and the Second Supplemental Indenture, dated as of April 30, 2012, the “Indenture”), by and among GWR Operating Partnership, L.L.L.P. and Great Wolf Finance Corp. (collectively, the “Issuers”), the guarantors party thereto (together with the Issuers, each a “Note Obligor” and collectively, the “Note Obligors”) and U.S. Bank National Association, in its capacity as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”), relating to the issuance by the Issuers of the 10.875% First Mortgage Notes due 2017 (the “Notes”), of which $230,000,000 principal amount of Notes are outstanding on the date hereof, and (b) the Collateral Documents (as defined in the Indenture) and all guarantees, security agreements, charges, collateral agreements, mortgages, pledge agreements, assignments and other documents and instruments relating thereto (together with the Indenture, collectively the “Note Documents”). All capitalized terms used herein but not defined herein shall have the meanings set forth in the Indenture.

On the date hereof, the Issuers, the Trustee and the Collateral Agent entered into a Satisfaction and Discharge Agreement, pursuant to which, among other things, the Trustee and the Collateral Agent acknowledged (i) the discharge of the Issuers’ obligations under the Notes and the Indenture and (ii) the release of all Collateral from the Liens and security interests created by the Collateral Documents and/or the Indenture. In connection therewith, the Collateral Agent, on behalf of itself, the Trustee and the Holders:

(1)	hereby automatically releases and discharges all of the right, title and interests (including, without limitation, security interests) of the Collateral Agent, the Trustee and the Holders in and to all of the Collateral in which any Note Obligor has granted in favor of the Collateral Agent, for the benefit of the Trustee, the Collateral Agent and Holders, a security interest pursuant to the Note Documents;

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(2)	agrees to execute, at the sole expense of the Note Obligors, any Lien releases, mortgage releases, re-assignments, discharge of security interests, and other similar discharge, release or assignment documents (and if applicable, in recordable form) as any of the Note Obligors from time to time reasonably may request, which instruments evidence the above referenced release of the Collateral Agent’s Lien on and security interest in the assets of any of the Note Obligors, as they may relate to the Note Documents;

(3)	hereby authorizes each Note Obligor (or the designee of any Note Obligor including counsel to any Note Obligor) to file termination of financing statements or other filings of security interests, Liens, pledges or assignments on which the Collateral Agent is designated as the secured party and any of the Note Obligors as the debtor, as they may relate to the Note Documents;

(4)	hereby agrees to deliver to the Issuers (or any designee of the Issuers) all original stock certificates, promissory notes and other collateral in its possession; and

(5)	agrees to take all reasonable additional steps requested by the Note Obligors as may be necessary to release its security interests in the Collateral.

This letter agreement shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to the conflict of laws principles thereof), and the rights, protections and indemnities granted to the Trustee and/or the Collateral Agent under the Note Documents shall apply to any action taken hereunder or in connection herewith to the same extent as provided for under the Note Documents.

This letter agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same letter agreement. Delivery of this letter agreement may be effected by facsimile transmission or electronic mail in portable document format.

[signatures appear on the following pages]

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The undersigned party has caused this letter agreement to be executed and delivered by its duly authorized representative to evidence its consent to be bound by the terms of this letter agreement.

Very truly yours,

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ R. Jason Fry
Name: R. Jason Fry
Title: Vice President

[Signature Page to Global Lien Release Letter]

ACKNOWLEDGED AND AGREED TO:

GWR OPERATING PARTNERSHIP, L.L.L.P.

GREAT WOLF FINANCE CORP.

GREAT WOLF RESORTS, INC.

GWR OP GENERAL PARTNER, LLC

GRAPEVINE BEVERAGE, INC.

GREAT LAKES SERVICES, LLC

GREAT WOLF WILLIAMSBURG SPE, LLC

MASON FAMILY RESORTS, LLC

BHMH, LLC

GREAT WOLF LODGE OF GRAPEVINE, LLC

GREAT WOLF LODGE OF KANSAS CITY, LLC

GREAT WOLF LODGE OF PKI, LLC

GREAT WOLF LODGE OF TRAVERSE CITY, LLC

GREAT WOLF LODGE OF WILLIAMSBURG, LLC

SCOOOPS TENANT, LLC

By:	/s/ William Robinson
Name: William Robinson
Title: Secretary

[Signature Page to Global Lien Release Letter]